                                                Gross Assets         Required
                                                 6/30/2007           Coverage
                                            -----------------------------------
ALLIANZ FUNDS

AGI Multi-Style Fund                            336,137,752.37         750,000
CCM Capital Appreciation Fund                    1,681,344,364       1,500,000
CCM Emerging Companies Fund                        503,810,790         900,000
CCM Focused Growth Fund                             55,253,758         400,000
CCM Mid Cap Fund                                 1,342,938,000       1,250,000
NACM Global Fund                                    49,756,502         400,000
NACM Growth Fund                                    24,712,813         300,000
NACM International Fund                            810,824,875       1,000,000
NACM Pacific Rim Fund                              440,156,727         750,000
NACM Emerging Markets Opportunities                 91,793,653         525,000
NACM Income & Growth                                22,371,646         300,000
NFJ Dividend Value Fund                          8,777,439,827       2,500,000
NFJ International Fund                             538,064,892         900,000
NFJ Large Cap Value Fund                           600,382,313         900,000
NFJ Small Cap Value Fund                         4,819,068,343       2,500,000
NFJ Mid-Cap Value Fund                              16,724,009         250,000
NFJ All-Cap Value Fund                              44,106,481         400,000
OCC Core Equity Fund                                 8,074,523         200,000
OCC Renaissance Fund                             2,218,218,893       1,700,000
OCC Value Fund                                   1,872,135,601       1,700,000
OCC International Equity Fund                        5,065,035         150,000
OCC Equity Premium Strategy Fund                    71,679,197         450,000
OCC Growth Fund                                    578,951,563         900,000
OCC Opportunity Fund                               682,416,025         900,000
OCCTarget                                          264,340,947         750,000
RCM Biotechnology Fund                             119,539,305         525,000
RCM Healthcare Fund                                 91,473,936         525,000
RCM Global Resources Fund                           18,366,311         250,000
RCM Global Small Cap Fund                          314,586,321         750,000
RCM International Growth Equity Fund                94,144,101         525,000
RCM Large Cap Fund                                 544,912,568         900,000
RCM Mid Cap Fund                                    86,551,052         450,000
RCM Small Cap Gowth Fund                             8,195,215         200,000
RCM Strategic Growth Fund                            4,380,625         150,000
RCM Technology Fund                              1,411,572,541       1,500,000

TOTAL                                           28,549,490,506      28,050,000